SCHEDULE 14 INFORMATION
            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934

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     Section 240.14a-12


                        Saks Incorporated
                    --------------------------
         (Name of Registrant as Specified in Its Charter)

                        Saks Incorporated
                   ---------------------------
            (Name of Person(s) Filing Proxy Statement)

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                               SAKS
                           INCORPORATED
                      750 Lakeshore Parkway
                    Birmingham, Alabama 35211


April 28, 2000

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of the Shareholders to be held at 8:30 a.m. Central Time on Wednesday, June 21, 2000, at the Dixon Gallery and Gardens, 4339 Park
Avenue, Memphis, Tennessee 38117.

The notice of the meeting and proxy statement accompanying this letter describe the specific business to be acted upon. Your vote is very important. We ask that you vote over the Internet or by telephone or return your proxy card in the postage-paid envelope as soon as possible.

After the meeting, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to the shareholders.

I hope you will be able to join us, and I look forward to seeing you.

Sincerely,

/s/ R. Brad Martin

R. Brad Martin
Chairman of the Board and
Chief Executive Officer


                               SAKS
                           INCORPORATED
                      750 Lakeshore Parkway
                    Birmingham, Alabama 35211


           NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS

To the Shareholders of Saks Incorporated:

Notice is hereby given that the Annual Meeting of the Shareholders of Saks Incorporated (the "Company") will be held at 8:30 a.m. Central Time on Wednesday, June 21, 2000, at the Dixon
Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee 38117, for the following purposes:

     1. To elect five Directors to hold office for the terms specified or until their respective successors have been elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year ending February 3, 2001;

     3. To vote on a shareholder proposal concerning vendor standards; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 17, 2000 are entitled to notice of, and to vote at, the meeting.

Shareholders are cordially invited to attend the meeting in person.

                         By order of the Board of Directors,

                         /s/ Julia Bentley

                         Julia Bentley
                         Secretary
                         April 28, 2000

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO VOTE OVER THE INTERNET OR BY TELEPHONE OR TO MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. PLEASE SEE THE PROXY CARD FOR PROCEDURES AND INSTRUCTIONS FOR INTERNET AND TELEPHONE VOTING.


                               SAKS
                           INCORPORATED

                         PROXY STATEMENT

             Information Concerning the Solicitation

This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of the Shareholders (the "Annual Meeting") of Saks Incorporated (the
"Company"), a Tennessee corporation, to be held on June 21, 2000.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. Certain Directors, officers, and employees of the Company may solicit proxies by telephone, telecopier, telegram, mail, or personal contact. In addition, the Company has retained Georgeson Shareholder Communications, Inc., New York, New York, to assist with the solicitation of proxies for a fee not to exceed $11,500, plus reimbursement for out-of-pocket expenses. Arrangements will be made with brokers, nominees, and fiduciaries to send proxies and proxy materials at the Company's expense to their principals. The proxy materials are first being mailed to shareholders on or about April 28, 2000.

A shareholder voting over the Internet or by telephone or by signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. Attendance at the Annual Meeting by a shareholder who has given a proxy will not have the effect of revoking it unless he or she gives such written notice of revocation to the Secretary before the proxy is voted. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The nominees for Director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. Abstentions and broker non-votes have no affect on the plurality vote for the election of Directors. All other matters will be approved if the votes cast favoring the action exceed the votes opposing the action.

                  Outstanding Voting Securities

Only shareholders of record at the close of business on April 17, 2000 are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 144,436,755 shares of Common
Stock. Each share has one vote.

Listed in the following table are the number of shares owned by each Director, certain executive officers, and all Directors and officers of the Company as a group as of March 15, 2000. The table also includes the beneficial owners as of March 15, 2000 (unless otherwise noted) of more than 5% of the Company's outstanding Common Stock who are known to the Company.

Name of Beneficial Owner                      Total Shares   Percentage of
(and Address if "Beneficial                   Beneficially   Common Stock
Ownership" Exceeds 5%)                         Owned (1)       Ownership
---------------------------                   ------------   ------------
Directors:
  Bernard E. Bernstein                           47,602(2)            *
  Stanton J. Bluestone                          340,815               *
  John W. Burden, III                            24,693               *
  Edmond D. Cicala                               50,378               *
  James A. Coggin                               412,768               *
  Ronald de Waal                              2,993,065           2.10%
  Julius W. Erving                               26,674               *
  Michael S. Gross                               20,406               *
  Donald E. Hess                                697,928(3)            *
  G. David Hurd                                  40,074               *
  R. Brad Martin                              3,112,578(4)        2.18%
  Philip B. Miller                              848,659               *
  Robert M. Mosco                               511,632(5)            *
  C. Warren Neel                                 31,163               *
  Charles J. Philippin                           40,494               *
  Stephen I. Sadove                              27,708               *
  Marguerite W. Sallee                           15,300               *
  Gerald Tsai, Jr.                               28,200               *

Named Executive Officers:
  Douglas E. Coltharp                           215,799               *
  Brian J. Martin                               212,436               *

All Directors and Officers
  as a group (22 persons)                     9,998,723           6.89%

Other 5% Owners:
  AXA Financial, Inc.                         8,168,900(7)(8)     5.75%
  1290 Avenue of the Americas
  New York, New York

  Franklin Mutual Advisors, LLC               7,678,000(6)(8)     5.41%
  51 JFK Parkway
  Short Hills, New Jersey

  Investcorp S.A.                             7,630,636(6)(9)     5.37%

  Orient Star Holdings LLC                   10,020,000(6)(10)    7.06%

  SIPCO Limited                               7,619,156(6)(11)    5.36%

  Southeastern Asset
  Management, Inc.                           19,460,900(6)(8)    13.70%
  6410 Poplar Avenue
  Memphis, Tennessee

* Owns less than 1% of the total outstanding Common Stock of the Company.

(1) Includes shares that the following persons have a right to acquire within sixty days after March 15, 2000 through the exercise of stock options: Bernstein (14,200), Bluestone (332,600), Burden (8,600), Cicala (14,200), Coggin
     (235,556), de Waal (20,200), Erving (8,600), Gross (14,200),
     Hess (6,000), Hurd (15,140), R. Brad Martin (898,757),
     Miller (735,079), Mosco (306,836), Neel (14,200), Philippin
     (6,600), Sadove (16,440), Sallee (10,200), Tsai (14,200),
     Coltharp (122,237), and Brian J. Martin (126,830).

(2)  Includes 6,000 shares owned by the Bernard E. Bernstein
     Defined Benefit Pension Plan.

(3)  Includes: (i) 327,816 shares owned directly by Mr. Hess,
     (ii) 280,842 shares held by Mr. Hess as trustee or co-trustee for his children, and (iii) 69,176 shares held by him as trustee for the children of his sister. Does not include: (i) 4,580 shares owned directly by his wife, (ii) 14,660 shares held by his wife as co-trustee for one of their children, or (iii) 134,164 shares held by another individual as trustee for Mr. Hess' children.

(4) Includes: (i) 20,227 shares held by the RBM Family Limited Partnership, (ii) 2,225 shares owned by RBM Venture Company, a company of which Mr. Martin is sole shareholder, (iii) 315,769 shares held by Mr. Martin as trustee or co-trustee for his children, (iv) 8,510 shares owned by the Martin Family Foundation, (v) 40,000 shares of restricted stock which will fully vest by October 2, 2001, (vi) 100,000 shares of restricted stock which will fully vest by February 18, 2003, (vii) 200,000 shares of restricted stock, the restrictions on which lapse based on performance measurements and length of service, and (viii) 50,000 shares held in a trust to be settled in accordance with a deferral agreement.

(5) Excludes 32,564 shares reserved by the Company for issuance to Mr. Mosco with respect to a deferred compensation arrangement.

(6) Based solely on information provided by the beneficial owner.

(7) As reported in the schedule 13G filed with the Securities and Exchange Commission by AXA Financial, Inc. indicating ownership as of December 31, 1999 by AXA Financial affiliates including: Alliance Capital Management L.P. ("Alliance") (7,618,478 shares), Sun Life & Provincial Holdings (375,700 shares), and The Equitable Life Assurance Society of the United States ("Equitable") (155,100 shares).

(8) Alliance, Equitable, Franklin Mutual Advisors, LLC, and Southeastern Asset Management, Inc. (collectively "Advisory Firms") are investment advisors registered under the Investment Advisors Act of 1940. Shares are held by one or more of the Advisory Firms' advisory clients. Pursuant to investment advisory agreements with their advisory clients, the Advisory Firms have sole voting and investment power over the securities owned by the clients that the Advisory Firms manage. The Advisory Firms have no interest in dividends or proceeds from the sale of such securities and disclaim beneficial ownership of all the securities held by the Advisory Firms' advisory clients.

(9) Investcorp does not directly own any shares of Common Stock. Beneficial ownership includes 4,625,495 shares owned by three indirect, wholly owned subsidiaries of Investcorp. The remainder of the shares shown as beneficially owned by Investcorp consists of the shares owned by certain Cayman Islands corporations, none of which is a beneficial owner of five percent or more of the Common Stock. Investcorp may be deemed to share beneficial ownership of the shares of Common Stock held by such entities because such entities or their stockholders or principals have entered into revocable management services or similar agreements with an affiliate of Investcorp pursuant to which each such entity has granted such affiliate the authority to direct the voting and disposition of the stock owned by such entity for so long as such agreement is in effect. Investcorp is a Luxembourg corporation, with its registered address at 37 rue Notre-Dame, Luxembourg.

(10) Orient Star Holdings LLC, a limited liability company organized under the laws of Delaware, has as its sole member Inmobiliaria Carso, S.A. de C.V., a corporation organized under the laws of Mexico. All of the outstanding voting equity securities of Inmobiliaria Carso, S.A. de C.V. are owned by a Mexican trust. The beneficiaries of the trust are Carlos Slim Helu, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, and Johanna Monique Slim Domit, each a citizen of Mexico. The principal business address for each of the foregoing individuals is Paseo de las Palmas 736, Colonia Lomas de Chapultepec, Mexico D.F. 11000.

(11) SIPCO Limited ("SIPCO") does not directly own any Common Stock. The number of shares shown as owned by SIPCO consists of the shares Investcorp is deemed to beneficially own. SIPCO may be deemed to control Investcorp through its ownership of a majority of the stock of a company which indirectly owns a majority of Investcorp's outstanding stock. SIPCO is a Cayman Islands corporation with its address at P.O. Box 1111, West Wind Building, George Town, Grand Cayman, Cayman Islands, British West Indies.


                      ELECTION OF DIRECTORS
                           (Item No. 1)

The Company's Charter, as amended, provides that the Board of Directors will be divided into three classes, designated as Class I, Class II, and Class III. The terms of Class I, II, and III will expire in 2001, 2002, and 2003, respectively. The Board of Directors proposes the election of five Directors to Class III. These five Directors, together with the twelve Directors whose terms continue beyond this year's Annual Meeting, will comprise the Board of Directors. Each Director will hold office for the term specified and until his or her successor is elected and qualified. Unless otherwise instructed by the shareholder, the persons named in the enclosed form of proxy intend to vote for the election of the persons listed in this proxy statement. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the proxies will be voted for the election of a substitute nominee to be selected by the persons named in the proxy. Mr. Edmond D. Cicala and Mr. Charles J. Philippin have decided to retire from the Board.

We have provided below certain information about the nominees and Directors. The business association as shown has been continued for more than five years unless otherwise noted.

Name, Principal Occupation,                                   Director
and Directorship                               Age             Since
----------------------------                  -----          -------

NOMINEES FOR DIRECTOR
Class III (terms expiring in 2003):
Ronald de Waal                                 48               1985
Vice Chairman of the Company's Board
of Directors. Chairman of We International,
B.V., a Netherlands corporation, which
operates more than 250 fashion specialty stores in Belgium, the Netherlands,
Switzerland, Germany, and France.

R. Brad Martin                                 48               1984
Chief Executive Officer of the Company
since 1989 and Chairman of the Board of
the Company since 1987. Mr. Martin serves on the Boards of Directors of First
Tennessee National Corporation and
Harrah's Entertainment, Inc.

C. Warren Neel                                 61               1987
Dean of the College of Business
Administration at the University of
Tennessee, Knoxville. Dr. Neel serves
on the Boards of Directors of American
Healthcorp, Inc., Clayton Homes, Inc.,
O'Charley's, Inc.

Marguerite W. Sallee                           54               1996
Chairman and Chief Executive Officer
of Frontline Group, Inc. since July 1999.
Chief Executive Officer of Bright Horizons
Family Solutions from July 1998 to January
1999. Ms. Sallee served as President and
Chief Executive Officer of CorporateFamily
Solutions between February 1987 and July 1998.

Christopher J. Stadler                         35               -
Managing Partner of Investcorp, S.A.
since April 1996. From 1995 to April
1996, Mr. Stadler was a Managing Director at CS First Boston. Mr. Stadler serves on the Boards of Directors of CSK Auto, Inc., The William Carter Company, and
Werner Ladder Company.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE "FOR" THE
ELECTION AS DIRECTORS OF THE ABOVE LISTED NOMINEES.

Name, Principal Occupation,                                   Director
and Directorship                               Age             Since
---------------------------                    ----          -------
CONTINUING DIRECTORS
Class I (terms expiring in 2001):
Bernard E. Bernstein                           69             1987
Partner in the Knoxville, Tennessee
law firm of Bernstein, Stair & McAdams
LLP.

Stanton J. Bluestone                           65               1998
Chairman of the Carson Pirie Scott
group of Saks Incorporated from
February 1998 until his retirement
in January 1999. Mr. Bluestone served
as Chairman and Chief Executive Officer
of Carson Pirie Scott & Co. ("Carson's") between March 1996 and January 1998.
He was the President and Chief Executive
Officer of Carson's between August 1993
and March 1996.

Julius W. Erving                                50             1997
President of the Erving Group and
Executive Vice President of the Orlando
Magic since September 1997. Mr. Erving
was employed by the National Broadcasting
Company between December 1994 and
June 1997, and by the National Basketball
Association between 1987 and September 1997.
Mr. Erving serves on the Boards of Directors of Converse, Inc., The Sports Authority, and Darden Restaurants, Inc.

Donald E. Hess                                 51               1996
Chief Executive Officer of Southwood
Partners. Chairman Emeritus of Parisian.
Mr. Hess served as Chairman of the
Parisian group of the Company from April
1997 until his retirement in December
1997 and served as President and
Chief Executive Officer of Parisian from
1986 to April 1997.

Robert M. Mosco                                 51             1998
President of Merchandising and Chief
Operating Officer of Saks Incorporated
since November 1998. Mr. Mosco served as
President and Chief Executive Officer
of Proffitt's Merchandising Group between
October 1996 and November 1998. Between
February 1996 and October 1996, Mr. Mosco served as President and Chief Executive
Officer of the Younkers group of the
Company. Mr. Mosco served as President
and Chief Operating Officer of Younkers,
Inc. between 1992 and January 1996.

Stephen I. Sadove                               48             1998
President Bristol-Myers Squibb Co.
Worldwide Beauty Care and Nutritionals
since December 1997. Since 1991, Mr.
Sadove has held various executive
positions with Bristol-Myers Squibb,
including President of Clairol, Inc.

Name, Principal Occupation,                                   Director
and Directorship                               Age             Since
---------------------------                  -----            -------
CONTINUING DIRECTORS
Class II (terms expiring in 2002):
John W. Burden, III                             63             1998
Retail consultant. Mr. Burden was a
partner in Retail Options between
November 1993 and October 1997. Mr.
Burden is the Retired Chairman of
Federated Department Stores, Inc.
and Allied Stores Corporation. He
serves on the Board of Directors
of Chico's, Inc.

James A. Coggin                                 58             1998
President and Chief Administrative
Officer of the Company since November
1998. Mr. Coggin served as President
and Chief Operating Officer of the
Company between March 1995 and
November 1998. Prior to that, Mr.
Coggin held various executive
positions with the Company and with
McRae's, Inc.

Michael S. Gross                               38               1994
Vice President of Apollo Capital
Management, Inc., the general partner
of Apollo Advisors, L.P. Mr. Gross
serves on the Boards of Directors of
Allied Waste Industries, Inc.,
Converse, Inc., Encompass Services, Inc.,
Florsheim Group, Inc., Rare Medium, Inc., and United Rentals, Inc.

G. David Hurd                                  70               1996
Emeritus Chairman of Principal Financial
Group. Mr. Hurd served as Chairman and
Chief Executive Officer of Principal
Financial Group from 1989 until his
retirement in December 1994.

Philip B. Miller                               61               1998
Chairman of the Saks Fifth Avenue
group of the Company since February
2000. Mr. Miller served as Chairman
and Chief Executive Officer of the Saks
Fifth Avenue group of the Company between September 1998 and January 2000. Mr.
Miller served as Chairman and Chief
Executive Officer of Saks Holdings,
Inc. (the holding company for Saks &
Company, a wholly owned subsidiary that
did business as Saks Fifth Avenue
("SFA")) between March 1996 and
September 1998. He held the same
positions with SFA between June 1993
and September 1998. He joined SFA in
1990. Mr. Miller serves on the Board of
Directors of Kenneth Cole Productions, Inc.

Gerald Tsai, Jr.                               71               1993
Private investor. Mr. Tsai served as
Chairman, President, and Chief Executive
Officer of Delta Life Corporation from
February 1993 to October 1997. Mr. Tsai
serves on the Boards of Directors of
Rite Aid Corporation, Sequa Corporation,
Triarc Companies, Inc., United Rentals,
Inc., and Zenith National Insurance
Corporation.

             Further Information Concerning Directors

Directors' Fees

Directors who are not officers of the Company each receive an annual fee of $17,500, $2,000 for attendance at each board meeting, and $1,000 for attendance at each meeting of a committee of which he is a member (or $750 for participation by telephone in a board or committee meeting). Committee chairpersons each receive an additional annual fee of $2,500. Directors are reimbursed for expenses in connection with their services as Directors of the Company. Directors not employed by the Company may elect to: (i) receive fees earned in Company Common Stock,
(ii) receive one-half of fees earned in Company Common Stock with the balance in cash, or (iii) participate in the Company's Deferred Compensation Plan for Non-Employed Directors and defer all such compensation in lieu of immediate cash payments. The deferred compensation is tied to the value of the Company's Common Stock.

Pursuant to the Company's 1994 Long-Term Incentive Plan (the "1994 Plan") and the 1997 Stock-Based Incentive Plan (the "1997 Plan"), each non-employee Director of the Company annually is granted a nonqualified stock option to purchase 3,000 shares of Company Common Stock (8,000 shares for the Company's Vice Chairman of the Board). Options are priced at fair market value at the date of grant and vest in one-fifth installments commencing six months from the date of grant (with each subsequent installment vesting on the anniversary date of grant) with full vesting occurring on the fourth anniversary date of grant. In addition, each non-employee Director has been awarded 2,000 shares of restricted Common Stock which vest in one-tenth installments commencing on the first anniversary of the award date. The Company's Vice Chairman of the Board also receives an annual Common Stock grant of 2,000 shares which vests immediately upon grant.

Committees of the Board of Directors and Meeting Attendance

The Board met four times during the last fiscal year. The Board of Directors has established Audit, Human Resources/Option,
Strategic Planning/Corporate Governance, and Executive
Committees. All Committees except the Executive Committee are comprised of non-employee Directors.

The Audit Committee includes C. Warren Neel (Chairman), Bernard
E. Bernstein, John W. Burden, III, and Charles J. Philippin. The Committee met four times during the last fiscal year. The Audit Committee reviews the Company's financial reporting process, system of internal controls, audit processes, and processes for monitoring compliance with laws, regulations, and policies.

The Human Resources/Option Committee includes Edmond D. Cicala (Chairman), Julius W. Erving, Marguerite W. Sallee, and Gerald Tsai, Jr. The Committee met four times during the last fiscal year. The Committee: (i) evaluates the performance of the Chief Executive Officer ("CEO") annually; (ii) reviews and establishes the salary and incentive compensation, including bonus, stock options, and stock grants, for the CEO; (iii) reviews and sets the salaries and incentive compensation for certain senior corporate officers and executives; (iv) reviews and approves the incentive compensation programs; (v) reviews and makes decisions regarding the structure of and awards granted under the Company's stock option and incentive plans; and (vi) recommends Director compensation to the Board.

The Strategic Planning/Corporate Governance Committee includes Ronald de Waal (Chairman), Stanton J. Bluestone, Michael S. Gross, G. David Hurd, Stephen I. Sadove, and Marguerite W. Sallee. The Committee met three times during the last fiscal year. The Committee: (i) reviews the Company's strategic plan with management and coordinates presentation of the strategic plan to the full Board; (ii) assesses Board and Committee effectiveness; (iii) screens and recommends new Director candidates; and (iv) provides counsel to the Chairman of the Board on Committee composition. The Committee also considers any nominees for Director recommended by shareholders.

The Executive Committee includes R. Brad Martin (Chairman), Edmond D. Cicala, Ronald de Waal, and C. Warren Neel. The Committee acted by unanimous written consent eight times during the last fiscal year. The Executive Committee exercises all of the powers of the full Board of Directors (with certain specified exceptions required by law) during intervals between full Board meetings.

Each Director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee(s) on which he or she served, except for Mr. Erving and Mr. Hurd. Mr. Erving was unable to participate in one regular Board meeting and in two Committee meetings due to unavoidable business conflicts. Mr. Hurd was unable to participate in one regular Board meeting due to a family emergency and in one Committee meeting due to an unavoidable business conflict. The overall average percentage for all Directors' meeting attendance was 90%.

                      Executive Compensation

Summary Compensation Table

The following table sets forth, for the fiscal years ended January 29, 2000 ("1999"), January 30, 1999 ("1998"), and January
31, 1998 ("1997"), the cash compensation paid by the Company, as well as other compensation paid or accrued for these years, as to the Company's Chief Executive Officer and to each of the other four highest compensated executive officers ("Named Officers"). As used in this Proxy Statement, the term "executive officer" has the meaning set forth in Rule 3b-7 under the Securities Exchange Act of 1934. As a consequence, the table is not a list of the most highly compensated employees of the Company.

                                                                                    Long-Term
                                         Annual Compensation                  Compensation Awards
                              -----------------------------------------    --------------------------
                                                                                                             All
                                                                Other       Restricted         Securities   Other
                                                                Annual        Stock           Underlying   Comp-
Name &                                Salary       Bonus      Compensation    Award(s)         Options    ensation
Principal Position           Year      ($)        ($)(1)          ($)           ($)            Granted($)    ($)
                            ------   -------      -------      ---------      --------         --------   --------
R. Brad Martin               1999     918,750                  128,632(2)                         57,290  41,486(3)
Chairman of the Board        1998     825,000   1,351,344(4)   137,918(2)   3,211,642(5)(6)(7)   866,341  54,517(3)
and Chief Executive Officer  1997     613,474   1,629,882(8)   134,282(2)   1,223,968   (5)(9)   400,000  19,742(3)

James A. Coggin              1999     737,500                                                     38,890
President and Chief          1998     700,000     252,000                   1,525,157(5)(6)(7)   300,000
Administrative Officer       1997     508,667     440,945(8)   587,500(5)(9)

Robert M. Mosco              1999     737,500                                                     38,890
President of Merchandising   1998     700,000     252,000                   1,463,827(5)(6)(7)   300,000
and Chief Operating Officer  1997     510,090     300,000                     538,532   (5)(9)            50,000(10)

Douglas E. Coltharp          1999     395,000                                                     32,929
Executive Vice President     1998     350,000     105,000                     703,023(5)(6)(7)   140,000
and Chief Financial Officer  1997     281,318     134,063                     514,063   (5)(9)

Brian J. Martin              1999     387,500                                                     15,560
Executive Vice President of  1998     350,000     105,000                     703,023(5)(6)(7)   130,493
Law and General Counsel      1997     250,333     128,500                     470,000   (5)(9)

(1) Amounts awarded under the Company's bonus compensation plans and arrangements for the respective fiscal years, even if deferred.

(2) In February 1989, the Company entered into a compensation agreement with R. Brad Martin ("Martin") which provided for a $500,000 interest-free loan due January 31, 1999 or upon Martin's termination of employment with the Company. Pursuant to Martin's amended employment agreement, beginning in 1997, one-fifth of the loan balance is being forgiven annually. Other Annual Compensation represents one-fifth of the principal balance being forgiven and imputed interest on that interest-free loan.

(3) For 1997, represents economic benefit of split dollar life insurance policy ($9,480) and estate planning services ($10,262). For 1998, represents economic benefit of split dollar life insurance policy ($10,860), estate planning services ($17,200), and usage of Company aircraft ($26,457). For 1999, represents economic benefit of split dollar life insurance policy ($12,720), estate planning services ($14,327), and usage of Company aircraft ($14,439). All of these amounts were in accordance with Martin's employment agreement.

(4) Includes a stock bonus grant to Martin of 39,500 shares of Company Common Stock. This grant was priced as of March 30, 1999 and was valued at $980,094 (at a market price of $24.8125).

(5) In 1996, Martin, Coggin, Mosco, and Brian Martin were granted 50,000, 30,000, 25,000, and 18,000 shares of Company Common
     Stock, respectively, under a Restricted Stock Grant Agreement pursuant to the Company's 1994 Long-Term Incentive Plan. Restrictions lapsed as a function of the Company achieving certain performance goals and time. Shares were earned ("Earned Shares") on the basis of achieving these goals for 1996, 1997, and 1998. Restrictions shall be removed from 25% of such Earned Shares at the time they are earned, and restrictions shall be removed from an additional 25% of such Earned Shares at the end of each of the following three years. In late 1996, Coltharp was granted 15,000 shares of Company Common Stock under a Restricted Stock Grant Agreement. In 1997, 16,667, 10,000, 8,333, 5,000, and
     6,000 shares were earned for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively. As of January 31, 1998, the market price of the Common Stock was $29.375, and the value of the shares earned was $489,593, $293,750, $244,782, $146,875, and
     $176,250 for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively. In 1998, 16,666, 10,000, 8,334, 5,000, and 6,000
     shares were earned for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively. As of January 30, 1999, the market price of the Common Stock was $36.8125, and the value of the shares earned was $613,517, $368,125, $306,795, $184,063, and $220,875 for
     Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively. The value of the Earned Shares is included in total Restricted Stock Awards, even if not fully vested.

(6) In 1998, Martin, Coggin, Mosco, Coltharp, and Brian Martin were granted 150,000, 75,000, 75,000, 20,000, and 20,000 shares of
     Company Common Stock, respectively, under a Restricted Stock Grant Agreement pursuant to the Company's 1997 Stock-Based Incentive Plan. Restrictions lapse as a function of the Company achieving certain performance goals and time. Shares shall be earned ("Earned Shares") on the basis of achieving these goals for 1998, 1999, and 2000. Restrictions shall be removed from 25% of such Earned Shares at the time they are earned, and restrictions shall be removed from an additional 25% of such Earned Shares at the end of each of the following three years. In 1998, 50,000, 25,000, 25,000, 6,667, and 6,667 shares were earned for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively. As of January 30, 1999, the market price of the Common Stock was $36.8125, and the value of the shares earned was $1,840,625, $920,313, $920,313, $245,429, and $245,429 for
     Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively, as of that date. The value of the Earned Shares is included in total Restricted Stock Awards, even if not fully vested. In 1999, no additional shares were earned.

(7) Includes restricted stock awards of 40,000, 12,500, 12,500, 15,000, and 12,500 for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively, which were granted at the market price of $18.9375 on the October 2, 1998 date of grant (valued at $757,500, $236,719, $236,719, $284,063, and $236,719 for Martin,
     Coggin, Mosco, Coltharp, and Brian Martin, respectively). 25% of these awards vested on the date of grant, with 100% vesting by October 2, 2001. The entire value of the award is included, even if not fully vested.

(8) Includes stock grants to Martin and Coggin of 40,000 and 5,000 shares of Company Common Stock, respectively. These grants were priced as of January 31, 1998 and were valued at $1,175,000 and $146,875 for Martin and Coggin, respectively (at a market price of $29.375).

(9) Includes restricted stock awards of 25,000, 10,000, 10,000, 12,500, and 10,000 shares for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively, which were granted at the market price of $29.375 on the January 30, 1998 date of grant (valued at $734,375, $293,750, $293,750, $367,188, and $293,750 for Martin,
     Coggin, Mosco, Coltharp, and Brian Martin, respectively). 25% of these awards vested on the date of grant, with 100% vested by March 30, 1999.

(10) Relocation reimbursements and bonuses.

Note 1: As of January 29, 2000, the number and value (based on the $13.6875 closing price of Common Stock as of January 29, 2000) of shares of unvested restricted stock held by each of the Named Officers were as follows: Martin, 232,501 shares ($3,182,357); Coggin, 90,000 shares ($1,231,875); Mosco, 87,502 shares ($1,197,684); Coltharp,
37,083 shares ($507,574); and Brian Martin, 36,917 shares ($505,301).

Note 2: All Common Stock amounts reflect the 2-for-1 stock split effected in October 1997.

Employment Contracts

All of the Named Officers and certain other officers have employment agreements with the Company. All agreements fix the Named Officers' minimum base compensation for the fiscal year, set out bonus targets, and provide for participation by such officers in employment benefit plans as the Company may adopt. Mr. Martin's contract also sets forth certain perquisites. The current agreement for Martin expires on March 1, 2005, and the current agreements for Coggin, Mosco, Coltharp, and Brian Martin expire on March 1, 2003. Annual base salaries currently in effect are as follows: Martin, $950,000; Coggin, $750,000; Mosco, $750,000; Coltharp, $410,000; and Brian Martin, $400,000.

Under the terms of each agreement, each Named Officer is entitled to receive his base salary for the remainder of his employment period in the event he is terminated without cause. This payment would be made in one lump sum. If the termination is without cause or by the executive for Good Reason after a change in control or a potential change in control, Mr. Martin is entitled to receive (a) a sum equal to the base Salary then in effect plus 25% of Executives' Maximum Bonus Potential times the longer of 3 years or the balance of the time remaining in the Term, and (b) immediate vesting of all stock options and restricted stock awards (including service grants) with the ability to exercise the stock options for the shorter of two years or the original expiration period of the option, and (c) participation in the Company's health plans, with family coverage, for his life, and continuation of split-dollar insurance agreements for five years, and
(d) vesting at the retirement rate in the Company's Supplemental Savings Plan with no reduction in the current rate of return, and (e) if any payment, right, or benefit paid to Mr. Martin is treated as an "excess parachute payment " under Section 280 (G) (b) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall indemnify and hold harmless and make whole, on an after-tax basis, Mr. Martin for any adverse tax consequences, including but not limited to providing to Executive on an after-tax basis the amount necessary to pay any tax imposed by Code Section 4999. Upon Executive's termination of employment for any reason after a Change in Control, Mr. Martin has the option to buy any one Company aircraft at its then book value on the Company's books. If he exercises this option, the Company shall reimburse him for the operating costs of the aircraft for up to 250 hours per year for three years.

For the other Named Officers, if the termination is without Cause or by the executive for Good Reason after a Change in Control or Potential Change in Control, the Named Officer shall receive a sum equal to three times his Base Salary then in effect, continuation in the Company's health plans for three years at no cost, and vesting in the Company's Supplemental Savings Plan at the retirement rate. If any payment, right or benefit paid to the Named Officer by Company is treated as an "excess parachute payment" under Section 280 (G) (b) of the Code, the Company shall indemnify and hold harmless and make whole, on an after-tax basis, the Named Officer for any adverse tax consequences, including but not limited to providing to the Named Officer on an after-tax basis the amount necessary to pay any tax imposed by Code Section 4999.

A "Change in Control" is defined as: (i) the acquisition of 25% or more of the combined voting power of the Company's outstanding securities, (ii) a tender offer, merger, sale of assets, or other business combination which results in the transfer of a majority of the combined voting power of the Company or any successor entity, or
(iii) during any period of two consecutive years, the failure to elect a majority of the individuals constituting the Board of Directors of the Company prior to the commencement of such period, unless the election or nomination of any replacement Directors was approved by vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such period. A "Potential Change in Control" is defined as: (i) the approval by the shareholders of the Company of an agreement which, if consummated, will result in a change of control or (ii) the acquisition of 5% or more of the outstanding voting securities of the Company and the adoption by the Company's Directors of a resolution to the effect that a potential change in control of the Company has occurred.


Stock Options

The following table contains information concerning the grant of stock options under the Company's incentive plans to the Named Officers as of fiscal year end.

                             Option Grants in Last Fiscal Year


                                                                         Potential Realizable
                                                                         Value at Assumed Annual
                                                                         Rates of Stock Price
                                                                           Appreciation for
                                       Individual Grants                     Option Term (3)
                          --------------------------------------------       ---------------

                                        % of      Exercise
                                   Total Options     or
                          Options    Granted to   Base Price
                          Granted   Employees In  ($/share)  Expiration
Name                      (#)(1)     Fiscal Year     (2)       Date       5%($)        10%($)
-------------             --------  ----------    --------  ----------   ---------   --------
R. Brad Martin           57,290(4)      2.3         28.31     4/30/09    1,020,077   2,585,085
James A. Coggin          38,890(4)      1.5         28.31     4/30/09      692,455   1,754,825
Robert M. Mosco          38,890(4)      1.5         28.31     4/30/09      692,455   1,754,825
Douglas E. Coltharp      17,500(4)      0.7         28.31     4/30/09      311,596     789,649
                         15,429(5)      0.6         30.00    11/25/06      188,435     439,133
Brian J. Martin          15,560(4)      0.6         28.31     4/30/09      277,053     702,110

(1) Under the terms of the 1994 Plan and the 1997 Plan, the Human Resources/Option Committee administers the option program.

(2) All options were granted at the market closing price on the date of grant. No incentive stock options were granted. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(3) Potential gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock of the Company and overall stock conditions, as well as the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(4) Options are exercisable in cumulative one-fifth installments commencing six months from the date of grant (with each subsequent installment vesting on the anniversary date of grant) with full vesting occurring on the fourth anniversary of the date of grant.

(5) Options are fully vested six months from the date of grant. These options were granted when the Named Officer exercised previously vested options by tendering shares of Common Stock that he owned to pay the exercise price and the tax withholding obligation. The new options equal the amount of shares used by the Named Officer to pay for those items, and thus the Human Resources/Option Committee granted the new options to restore the equity position of the Named Officer. The Named Officer did not receive cash on the exercise of these options, but instead received shares equal to the spread between the exercise price and the fair market value of the stock on the exercise date. The Committee permitted this exercise to promote outright ownership of shares of Company Common Stock, and this method of exercising options currently is available to other selected senior officers.

Option Exercises and Holdings

The following table sets forth information with respect to the Named Officers concerning the exercise of options during 1999 and unexercised options held at fiscal year end.


                 Aggregated Option Exercises in Last Fiscal Year End and Fiscal

                                                                                 Value of
                                                          Unexercised           Unexercised
                                                           Options             In-the-Money
                                                         Held at Fiscal      Options at Fiscal
                                                          Year End (#)         Year End ($)(1)
                            Shares                     ----------------       ----------------
                           Acquired on      Value         Exercisable/         Exercisable/
Name                       Exercise(#)    Realized($)    Unexercisable          Unexercisable
--------------             ---------     ----------      -------------          -------------
R. Brad Martin                 0              0         787,299/576,332           40,000/0
James A. Coggin                0              0         207,778/211,112           97,500/0
Robert M. Mosco                0              0         259,058/235,112         234,981/28,750
Douglas E. Coltharp       20,192        212,016         110,737/112,000              0/0
Brian J. Martin                0              0         109,718/87,448           56,099/8,625

(1) Represents the difference between the closing price of the Company's Common Stock on January 28, 2000 ($13.6875) and the exercise price of the options.


Comparison of Five-Year Cumulative Total Return

The following graph and table compare total return among Saks
Incorporated, the S&P Midcap 400 Index, and the S&P Retail Stores
- Department Index, assuming and initial investment of $100 and reinvestment of dividends.

                        Starting Basis
Description                1/28/95      2/3/96     2/1/97    1/31/98     1/30/99   1/28/00
-----------------           --------   --------    --------  --------    --------  -------
Saks Incorporated          $100.00      $99.44     $164.77    $267.05   $334.65     $126.14
S&P Midcap 400             $100.00     $131.47     $160.27    $200.41   $233.86     $271.30
S&P Retail Stores
 -Department               $100.00     $119.43     $128.31    $168.28   $166.41     $133.62

These comparisons are not intended to forecast or be indicative of possible future performance of the Company's stock.

        Report of the Human Resources/Option Committee of the Board of Directors on Executive Compensation

Executive Compensation

The Human Resources/Option Committee of the Board of Directors (the "Committee") is composed of four independent Directors who are not employees of the Company: Mr. Cicala, Chairman of the Committee; Mr. Erving; Ms. Sallee; and Mr. Tsai. The Committee approves the amount and form of compensation for certain executive officers of the Company, including the executive officers named in the Summary Compensation Table. The Committee reviews the key performance standards of the executive officers of the Company and measures individual and corporate achievement of these standards. The Committee conducts an extensive evaluation of the annual performance of the Chief Executive Officer ("CEO") and communicates the results of this evaluation to the other independent Directors and to the CEO.

The compensation programs of the Company are designed to align compensation with business objectives and performance and to enable the Company to attract, retain, and reward high-caliber executives who contribute to the long-term success of the Company. The Committee believes that executive pay should be linked to level of responsibility and performance. The executive compensation philosophy of the Company is to provide base salary levels comparable to the median ranges of market compensation for comparable positions, to provide annual cash bonus incentives which relate to the Company's short-term operating performance, and to provide substantial equity-based incentives, which relate to strategic leadership and long-term shareholder value creation. In summary, the executive compensation policy is primarily based on performance, with a significant portion of potential compensation at risk.

For 1999, executive officers were eligible to earn annual cash bonuses under the 1998 Senior Executive Bonus Plan ("1998 Plan") based upon the achievement of targeted growth in earnings per share. No cash bonuses were paid for 1999. For 2000, cash bonuses may be earned under the 1998 Plan and largely will be based upon the achievement of targeted sales growth, with governors that reduce the cash bonus if certain financial targets are not achieved.

Long-term incentives are provided through awards of stock options, stock grants, and restricted stock awards (containing provisions for acceleration of vesting upon achievement of corporate performance criteria) to the Named Officers and other key employees pursuant to the Company's 1994 Long-Term Incentive Plan ("1994 Plan") and the 1997 Stock-Based Incentive Plan ("1997 Plan"). Stock options are granted at or above the prevailing market value and will only have value if the Company's stock price increases. Currently, most options vest in five equal installments, and executives must be employed by the Company at the time of vesting in order to exercise the option grants. The Committee administers these plans.

CEO Compensation

R. Brad Martin has served as Chairman and CEO of the Company since July 1989. While serving in this capacity, the Company's revenues have grown, from a combination of mergers and acquisitions and internal growth, from $94.8 million for the year ended February 3, 1990 ("1989") to over $6.4 billion for the year ended January 29, 2000 ("1999"). Income (before non-routine charges) increased from $.8 million in 1989 to $230.1 million in 1999. Shareholders' equity grew from $20.2 million in 1989 to $2.2 billion at the end of 1999.

Effective May 1, 1999, Mr. Martin entered into an employment agreement ("Agreement"), approved by the Committee. The terms of this Agreement provide for an annual base salary of $950,000. The CEO may earn an annual cash bonus through his participation in the 1998 Plan. For 1999, the potential cash bonus award was based solely upon the achievement of earnings per share growth of the Company. As the Company did not meet its plans for earnings growth in 1999, Mr. Martin was not awarded a bonus in 1999. For 1999, Mr. Martin's cash compensation totaled $918,750, which was comprised entirely of base salary.

Pursuant to the terms of the Agreement and the 1998 Plan, the CEO was also eligible for an annual bonus of up to 40,000 shares of Company Common Stock. For 1999, the potential to earn 20,000 of the shares was based upon the achievement of earnings per share growth rates, and the potential to earn the remaining 20,000 was based upon the achievement of certain objective financial targets and objectives in his personal plan. As the Company did not meet its targeted growth in earnings for 1999, Mr. Martin was not awarded any shares of Common Stock pursuant to these provisions.

During 1996, the CEO was granted 50,000 restricted shares of Company Common Stock pursuant to a Restricted Stock Grant Agreement under the 1994 Plan. Restrictions lapse as a function of the Company achieving certain performance goals and the passage of time. Shares were earned ("Earned Shares") on the basis of achieving those goals for 1996, 1997, and 1998. Restrictions will be removed from 25% of such Earned Shares at the time they are earned, and restrictions will be removed from an additional 25% of such Earned Shares at the end of each of the following three years. As of January 29, 2000, all of the shares were earned, with 37,500 vested. The Earned Shares were valued at $684,375 on January 29, 2000, and the vested shares were valued at $513,281 on that date.

Effective January 31, 1998, under the 1997 Plan, the Company entered into a Restricted Stock Grant Agreement with the CEO. The CEO was granted 150,000 restricted shares of Company Common Stock under this agreement. Restrictions lapse as a function of the Company achieving certain performance goals and the passage of time. Shares shall be earned on the basis of achieving those goals for 1998, 1999, and 2000. Restrictions will be removed from 25% of such Earned Shares at the time they are earned, and restrictions will be removed from an additional 25% of such Earned Shares at the end of each of the following three years. For the year ended January 30, 1999, 50,000 shares were earned, and for the year ended January 29, 2000, no additional shares were earned. As of January 29, 2000, 25,000 shares were vested. The Earned Shares were valued at $684,375 on January 29, 2000, and the vested shares were valued at $342,188 on that date.

On April 30, 1999, Mr. Martin was granted the option to purchase
57,290 shares of Company Common Stock under the 1994 Plan. These options were priced at $28.3125, the market price of the Company's stock on the date of grant.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the "Code") limits the tax deductibility of compensation in excess of $1 million paid to the Named Officers, unless the payments are made under a performance-based plan as defined in Section 162(m). The Committee believes the payments in 1999 under the 1994 Plan and the 1998 Plan (both of which were previously approved by the shareholders of the Company) meet the requirements of deductibility as specified under the applicable provisions of the Code. While some portion of other compensation may not qualify as wholly deductible in certain years, any such amount is not expected to be material to the Company. Awards under the Restricted Stock Grant Agreements will not qualify as performance-based compensation under Section 162(m); however, these agreements qualify for favorable accounting treatment, thus reducing the program's expense. It is the Committee's intention to continue to utilize performance-based compensation in order to obtain maximum deductibility of executive compensation, while providing a compensation program that will attract, retain, and reward the executive talent necessary to maximize shareholder return.

                              Human Resources/Option Committee

                              Edmond D. Cicala, Chairman
                              Julius W. Erving
                              Marguerite W. Sallee
                              Gerald Tsai, Jr.

                              March 31, 2000


      Ratification of Appointment of Independent Accountants
                           (Item No. 2)

Subject to ratification by the shareholders, the Board of Directors has reappointed PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending February 3, 2001.
PricewaterhouseCoopers LLP (or their predecessor firm Coopers &
Lybrand) has examined the financial statements of the Company since 1991.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THE
SHAREHOLDERS VOTE "FOR" SUCH RATIFICATION.


      Proposal by a Shareholder Concerning Vendor Standards
                           (Item No. 3)

The following proposal was submitted by a shareholder. If the shareholder proponent, or a qualified representative, is present and submits the proposal for a vote, then the proposal will be voted upon at the Annual Meeting of Shareholders. In accordance with federal securities regulations, we include the proposal plus any supporting statement exactly as submitted by the proponent. To make sure readers can easily distinguish between material provided by the proponent and material provided by the Company, we have put a box around material provided by the proponent.

Aaron Merle Epstein, 13455 Ventura Boulevard, #209, Sherman Oaks,
California 91423-6122, owner of 125 shares of the Company's
Common Stock, submitted the following proposal, which is opposed by the Board of Directors:

          Whereas: Consumers and shareholders continue to be seriously concerned about whether low wages and abusive working conditions exist in facilities where the products they buy are produced or assembled.

          U.S. based companies are importing more goods from countries where working conditions fall far below basic standards of fair and humane treatment. Our company purchases goods produced in countries like China where human rights abuses and unfair labor practices have been well documented. (U.S.
     State Department's "China Country Report on Human Rights
     Practices"1998")

          A growing number of students have called on their universities to adopt codes of conduct to make sure clothing sold in university stores is made under humane conditions. Students have pressed for a living wage, upholding the rights of women in the workplace, public disclosure of conditions in factories and transparency in reporting, and verification of compliance by organizations that are independent of companies. ("Sweatshop Reform," Business Week, 5/3/99)

          Our company should take effective action to ensure it does not and will not do business with suppliers who manufacture items for sale using forced labor, convict labor, or illegal child labor, or who fail to satisfy all applicable standards and laws protecting their employees' wages, benefits, working conditions, freedom of association and other rights.

          We believe our company needs to support the rights of workers to organize and bargain collectively any place they operate. Our company should demonstrate enforcement of its code by developing independent monitoring programs with local, respected religious, human rights and labor rights groups to ensure compliance with its vendor standards and assure consumers that products are not made under abusive labor conditions. Reports that overseas suppliers are exploiting workers may damage our company's reputation and generate a consumer backlash.

          In an effort to improve the quality of life of workers who make its products, our company should implement ongoing wage adjustments, ensuring that workers have adequate purchasing power and a sustainable living wage. Wage adjustments would add little to overall production costs while contributing to productivity. In addition, our company, rather than terminating contracts, needs to establish incentives to encourage its suppliers and vendors to raise labor standards.

          Resolved: Shareholders request the Board of Directors to prepare a report at reasonable expense on its Vendor
     Standards and compliance mechanisms for its vendors, subcontractors and buying agents in the countries where it sources. A summary of the results should be reported to shareholders by October, 2000.

                       Supporting Statement

          To be effective, enforcement of company codes must be carefully monitored. The Gap, Inc. has participated in an independent monitoring process in El Salvador with respected religious and human rights and labor institutions for the past four years. Other companies have begun to develop independent monitoring programs in conjunction with local non-governmental organizations. Through the use of independent monitoring, consumers and investors can have greater confidence that the company's code of vendor conduct is enforced, protecting the company from negative publicity associated with the discovery of sweatshop practices.

Statement Against Shareholder Proposal

The Board of Directors opposes the foregoing resolution. The Company believes that it should obtain appropriate assurances that the merchandise sold in its stores is manufactured in accordance with all applicable laws, including those relating to the rights and welfare of the workers producing the merchandise. Carson Pirie Scott ("Carson's"), a member of the Saks Incorporated group, was one of only two department store retailers named by the Department of Labor to its original Fair Labor Fashion Trendsetters list for Carson's exemplary efforts to monitor its vendors and in eradicating sweatshops in the U.S. The Company's family of companies adopted all relevant policies of the National Retail Federation ("NRF") relating to the production of goods in accordance with law and decent living conditions. The Company has been a member of the NRF's "Hot Goods" task force and through this membership has monitored areas of concern involving particular manufacturers and geographic areas.

The Company has adopted for its family of companies a "Code of Conduct for Saks Incorporated Suppliers." The Code obligates suppliers to (1) abide by, and only utilize facilities that comply with, all laws governing the manufacture and supply of merchandise, including but not limited to local health and safety, child labor, and wage and hour laws and (2) permit and facilitate unauthorized inspections and audits by the Company and its authorized representatives of all facilities utilized to make merchandise, including workers' living conditions, and of all books and records relating to the payment of wages. The Company has retained an independent vendor monitoring organization that has commenced inspections of several supplier manufacturing facilities designated by the Company.

The Board of Directors believes that further expenditures of time and money would be redundant and not in the best interests of the Company and its shareholders. The Board of Directors believes that the interests of its shareholders will be best served if the Company's efforts remain focused on its existing policies and practices that are designed to enhance compliance by its suppliers.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST"
THIS PROPOSAL.


       Section 16(a) of the Securities Exchange Act of 1934
            Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of stock of the Company.

To the Company's knowledge, based solely on a review of copies of reports provided by such individuals to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended January 29, 2000, all
Section 16(a) filing requirements applicable to its officers, Directors, and 10% or greater beneficial owners were satisfied.

                          Other Matters

The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

  Shareholders' Proposals or Nominations for 2001 Annual Meeting

Proposals for shareholder action which eligible shareholders wish to have included in the Company's proxy mailed to shareholders in connection with the Company's 2001 Annual Meeting must be received by the Company at its corporate headquarters, 750 Lakeshore Parkway, Birmingham, Alabama, 35211, by December 29, 2000. Under the Company's bylaws, in order for a matter to be brought before the 2001 Annual Meeting, or for a shareholder to nominate persons for election to the Board of Directors at the 2001 Annual Meeting, the shareholder must give the Company notice at its corporate headquarters by December 29, 2000.

If you wish to make a nomination to the Board, your notice must include the following information: (a) the name, age, business address, and residence address of the nominee, (b) the principal occupation or employment of such person, (c) the number of shares of Common Stock of the Company that are beneficially owned by such person, (d) any other information about such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, (e) the name and address of the shareholder giving notice, (f) the number of shares of Common Stock that are beneficially owned by such shareholder, and (g) descriptions of all arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the nomination or nominations are to be made by the shareholder. Nominations by the Board of Directors of the Company are proper if they are made in compliance with the proxy rules of the Securities and Exchange Commission.

If you wish to propose an item of business, your notice must include the following information: (a) a brief description of the proposal desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the number of shares of Common Stock of the Company that are beneficially owned by the shareholder, and (d) any financial interest of the shareholder in such proposal.

                     Listing of Shareholders

A complete list of the shareholders entitled to vote at the Annual Meeting of the Shareholders, to be held on June 21, 2000, will be available for inspection during normal business hours at the principal office of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a shareholder, and at all times during the Annual Meeting at the place of the meeting.

                          Annual Report

The Company's annual report for the year ended January 29, 2000 is being mailed with this proxy statement but is not to be considered as a part hereof.

A copy of the Company's annual report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder whose proxy is solicited upon written request to:

Senior Vice President of Investor Relations
Saks Incorporated
P.O. Box 9388
Alcoa, Tennessee 37701-9388


                         By order of the Board of Directors,

                         /s/ Julia Bentley

                         Julia Bentley
                         Secretary
                         Birmingham, Alabama
                         April 28, 2000


                               SAKS
                           INCORPORATED
                      750 Lakeshore Parkway
                    Birmingham, Alabama  35211

                              PROXY

   PROXY FOR ANNUAL MEETING OF THE SHAREHOLDERS, JUNE 21, 2000
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R. Brad Martin and Julia A. Bentley, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock held of record by the undersigned on April 17, 2000 at the Annual Meeting of the Shareholders of Saks Incorporated to be held on June 21, 2000, at 8:30 a.m., Central Time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner.

      (Please sign and date the reverse side of this proxy)

                               SAKS
                           INCORPORATED

Instructions for Voting Your Proxy

Saks Incorporated is now offering shareholders of record three alternative ways of voting your proxies:
*Through the Internet (using a browser)
*By Telephone (using a touch-tone telephone)
*By Mail (traditional method)
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week. Regardless of which method you choose, your proxy will be voted as directed.

Internet Voting -- Available only until 5:00 p.m. Eastern Time on
June 20, 2000
     *    Visit our Internet voting website at
          http://proxy.georgeson. com
     * Enter the Company Number AND Control Number shown below and follow the instructions on your screen
     *    You will incur only your usual Internet charges.

Telephone Voting -- Available only until 5:00 p.m. Eastern Time on June 20, 2000
     * This method of voting is available for residents of the U.S. and Canada
     * On a touch-tone telephone, call TOLL FREE 1-877-260-0406, 24 hours a day, 7 days a week
     * You will be asked to enter ONLY the control number shown below
     * Have your proxy card ready, then follow these instructions:
          OPTION 1: To vote as the Board of Directors recommends
                    on each item, press 1
          OPTION 2: If you choose to vote on each director nominee or each item separately, press 2

VOTING BY MAIL
     * Simply mark, sign and date your proxy card and return it in the postage-paid envelope
     * If you are voting by the Internet or telephone, please do not mail your proxy card.

Our Annual Meeting of the Shareholders will be held at 8:30 a.m.
Central Time on June 21, 2000 at the Dixon Gallery and Gardens,
4339 Park Avenue, Memphis, TN  38117.

               COMPANY NUMBER           CONTROL NUMBER



          TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

-----------------------------------------------------------------

X Please mark votes as in this example

THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED "FOR" ITEMS 1 AND 2 "AGAINST" ITEM 3, AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2
Item 1.   Election of Directors:                                         FOR all      WITHHOLD
          (INSTRUCTION: to withhold authority to vote for                nominees    AUTHORITY
          any individual nominee, strike a line through the               listed       To vote
          nominee's name listed):                                       (Except as     for all
          CLASS III (term expiring in 2003): Ronald de Waal,            marked to      nominees
          R. Brad Martin, C. Warren Neel, Marguerite W. Sallee,       the contrary)     listed
          Christopher J. Stadler
                                                                         -------       ------

Item 2.   PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSE-        FOR  AGAINST  ABSTAIN
          COOPERS LLP as the independent accountants of the
          Company                                                     -----   -----    -----

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3
Item 3.  PROPOSAL BY A SHAREHOLDER                                      FOR  AGAINST  ABSTAIN

                                                                       -----  -----    -----

In their discretion, the Proxies are authorized to vote upon such other business (none at the time of solicitation of this Proxy) as may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt of Notice of said Annual
Meeting and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.


DATE:  ____________________, 2000

_________________________________
Signature of Shareholder

_________________________________
(Signature of Shareholder (if held jointly))

PLEASE DATE THIS PROXY AND SIGN YOUR NAME OR NAMES EXACTLY AS SHOWN HEREON. WHEN SIGNING, AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE SIGN YOUR FULL TITLE AS SUCH. IF THERE ARE MORE THAN ONE TRUSTEE, OR JOINT OWNERS, ALL MUST SIGN. PLEASE RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.